UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 12b-25

                    NOTIFICATION OF LATE FILING

                             FORM 10-Q




For the Peroid Ended
September 30, 1997                        Commission File Number:  0-9519

                     Regent Technologies, Inc.
        (Exact name of registrant as specified in its charter.)

               Colorado                     84-0807913
     (State or other jurisdiction of    (I.R.S. Employer
      incorporation or organization)     Identification No.)

Nothing is this form shall be construed to imply that the Commission has verified any information contained herein.


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                                  PART I

      Regent Technologies, Inc.
      2929 Elm Street
      Dallas, Texas 75226

                                 PART II

     The Form 10-Q will be filed on or before the fifth calendar day following the prescribed due date of November 17, 1997.

                                PART III

     The Registrant has moved offices from 350 N. St. Paul to 2929 Elm Street, Dallas and has been delayed due to the relocation process.

                                 PART IV

     Name and telephone number of person to contact in regard to this notification.

                David A. Nelson               (214) 741 9554







                           REGENT TECHNOLOGIES, INC.
                 (Name of Registrant as specified in charter)


Date:  September 5, 1997        By:  David A. Nelson
                                     -----------------
                                     David A. Nelson, President


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